Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2014 Stock Incentive Plan, 2026 Omnibus Incentive Plan, and Employee Stock Purchase Plan of Forbright, Inc. of our report dated April 8, 2026, with respect to the consolidated financial statements of Forbright, Inc. included in its Registration Statement (Form S-1 No. 333-295966) and related Prospectus dated June 8, 2026, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tysons, Virginia
June 10, 2026